EXHIBIT 10.2

Summary Translation of the Lease Agreement

Term: from June 1, 2018 to May 31, 2020

Landlord (Party A): Mingren Chen

Tenant(Party B): Chih-Yuan Hsiao

The Landlord and Tenant agree to the following:

1.	Property Address and scope of usage:
Room 101, No. 341, Section 2, Wanshou Road, Guishan District, Taoyuan City

2.	Term: from June 1, 2018 to May 31, 2020

3.	Monthly Rent: NTD $40,000 (about USD $ 1,266.00)

Party B shall pay the rent on a monthly basis without any excuses, delays or resistance to make the payment (electronic fee and water fee excluded).

4.	The monthly rent shall be paid before the 1st day of each month.

5.	Upon the execution of this contract, Party B shall pay NTD $50,000 as security deposit to Party A. If Party B does not renew the lease, Party A shall return the security deposit without any interests to Party B.

6.	Upon the end of the term, Party B shall leave the premises and return the premises to Party A in good condition without any delay or claiming for any rights. In the event that Party B does not return the house on the date as defined in this contract, Party A can claim penalty which is 5 times of the original rent from Party B until the day on which Party B leaves the premises, and Party B and its guarantor will have no objection.

7.	During the term, in the event that Party B intends to move to another location, Party B shall not require Party A to pay the security deposit, relocation fee and/or any other fee to Party B, and Party B shall leave the premises and return the premises to Party A in good condition without any objections.

8.	Without consent of Party A, Party B shall not rent, sub-lease or transfer any or all of the rights of usage of the premises to any other parties.

9.	In the event of necessary modification, Party B could do construction work after receiving consent from Party A, and the modification shall not cause any damages to the original building structure. When Party B returns the property, Party B shall restore the property.

10.	Party B shall not illegally use or store dangerous items on the premises which may endanger public safety.

11.	Party B shall use the property in good faith, and shall be responsible for maintenance fees when the damages are caused by Party B, excluding the events of force majeure factors. When Party A intends to repair the damages caused by nature disaster, Party A shall bear the cost of reparation.

12.	In the event of Party B’s breach of this contract, Party B shall pay the compensation pursuant to Party A’s requirements, the legal fees and litigation fees incurred in connection with the breach.

13.	In the event of Party B’s breach of this contract and causing damages to the property, etc., the guarantor of Party B shall bear the joint responsibility to compensate Party A and shall give up the right of first pleading.

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14.	The parties shall follow the terms and provisions of this contract, in the case of breach, Party A could terminate the contract at any time and take back the property, and Party A shall not be responsible for any losses to Party B caused by such termination.

15.	The Stamp Duty shall be bared by each party. Party A and Party B shall be responsible for their own taxes.

16.	Party B shall be responsible for the increased taxes without any objections.

17.	After the end date of this contract, any remaining items on the premises shall be considered as trash and Party A could dispose the items in its sole discretion. Party B shall have no objection.

18.	Both parties hereby stipulate matters that should be enforced:

1)	During the term of this contract, if Party B moves out of the property, Party B shall pay Party A one extra monthly rent as compensation. Party B shall have no objection.

2)	In the event of Party B’s breach of this contract, Party A could handle the breach at its sole discretion and Party B shall have no objection.

19.	From the date of possession, Party B shall be responsible for the electricity, water, gas, cleaning, and maintenance fee, etc.

20.	The tax of rent shall be submitted to related authorities by Party A based on the receipt of rent.

The above terms are mutually agreed upon by both parties, and the parties hereby enter into this contract. This contract is made in two effective copies and each is held by one party.

Party A: Mingren Chen

Identity Number: [*]

Address: Room 101, No. 341, Section 2, Wanshou Road, Guishan District, Taoyuan City

Party B: Chih-Yuan Hsiao

Identity Number: [*]

Lazuriton Nano Biotechnology Co., Ltd.

Address: Room 28, No. 81, Ziqiang South Road, Guishan District, Taoyuan City

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